Stock Exchange Agreement

	This Stock Exchange Agreement is made and entered into as of this 31st day of October, 2007 between Blue Heron Aqua Farms, LLC (?Blue Heron?) and James M. Harvey (?Harvey?) and Dan Azeredo (?Azeredo?) (Harvey and Azeredo hereafter sometimes being referred to as ?Sellers?).

	WHEREAS, Harvey owns 73 shares of the issued and outstanding common stock of South Florida Aquaculture, Inc. (?SFA?), a Florida corporation, representing 47.4 percent of the common stock of SFA issued and outstanding; and

	WHEREAS, Azeredo owns 32 shares of the issued and outstanding stock of SFA, representing 20.8 percent of the common stock of SFA issued and outstanding; and

	WHEREAS, Blue Heron desires to acquire the common stock of SFA owned by Harvey and Azeredo, a total of 105 shares representing 68.2 percent of the total common shares of SFA issued and outstanding, on the terms and conditions of this Agreement;

	NOW, THEREFORE, the parties hereto, for good and valuable consideration the receipt and sufficiency of which are expressly acknowledged and agreed to, hereby agree as follows:

1.	 At Closing, Blue Heron hereby agrees to cause the issue of 105,000 shares of the common stock of its parent company, Neptune Industries, Inc. (the ?Neptune Stock?) as a private offering under the Securities Act of 1933, to Harvey and Azeredo in exchange for all of the shares of SFA owned by them.

2.	Sellers agree to deliver to Blue Heron at Closing share certificates of
SFA for a total of 105 shares of the common stock of SFA, fully endorsed by them for transfer of the shares to Blue Heron on the books of SFA. In lieu of delivery of the share certificates, either or both of Sellers may deliver a lost stock certificate affidavit to Blue Heron, in form satisfactory to Blue Heron and its legal counsel, along with a fully executed stock transfer power.

3.	Closing of the transaction contemplated by this Agreement shall occur on satisfaction, or waiver by Blue Heron, of the following conditions to closing, but no later than January 15, 2008 (the ?Closing Date?).

a.	The South Florida Water Management District shall have consented to the transfer of control of SFA to Blue Heron, as required by that certain Lease
Agreement between SFA and the South Florida Water Management District, Lease No
C-7335  (the ?Lease Agreement?).
b.	SFA and Sellers shall have provided to Blue Heron copies of all filed tax returns, and all existing financial statements, financial records, corporate records and minutes, contracts, agreements and other documents relating to the status, operation, liabilities or other obligations of SFA for review and examination by Blue Heron, at a mutually agreed time and place.
	c.	Blue Heron advises Sellers that it is satisfied with the results of its due diligence following satisfaction of Paragraph 3c above.
	d.	Sellers shall confirm in writing to Blue Heron at Closing that there are no other liabilities, obligations, undertakings, litigation or other adverse matters in existence relating to SFA which have not already been disclosed to Blue Heron
      e.	At Closing, Sellers shall resign as officers and directors of SFA after first appointing the designees of Blue Heron as directors of SFA.

4.	The Sellers shall support Blue Heron?s efforts to fully utilize all the rights and privileges granted under the Lease Agreement between SFA and the South Florida Water Management District.

5.	This Agreement shall expire, and no party hereto shall have any continuing liability or obligation to any other party hereto for the transaction contemplated by this Agreement if the transaction is not closed on or before the Closing Date. This Agreement shall be interpreted and enforced in accordance with the laws of Florida, and is binding on the parties hereto, their heirs, representatives and assigns. The parties agree to cooperate and use their best efforts to satisfy the conditions to closing set forth in Paragraph 3 on or before the Closing Date.

Dated the date and year first above set forth.
South Florida Aquaculture, Inc.

By: _ /s/ James M. Harvey______
      Authorized Officer

____/s/ James M. Harvey_______
James M. Harvey

_____/s/ Dan Azeredo__________
Dan Azeredo


Blue Heron Aqua Farms, LLC

By: ___Sal Cherch_______________
      Managing Director